File Nos. 2-92583 & 811-4084

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

HAWAIIAN TAX-FREE TRUST
(Exact Name of Registrant as Specified in Charter)

120 West 45th Street, Suite 3600
New York, New York 10036
(Address of Principal Executive Offices)

(212) 697-6666
(Registrant's Telephone Number)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

From: Aquila Group of Funds [mailto:Noenvelope@proxydirectmail.com]

Subject: Aquila Group of Funds - Hawaiian Tax-Free Trust - Meeting of Shareholders

Dear Shareholder:
You're receiving this email because you consented to receive your proxy materials over the Internet. This e-mail provides the information you will need to view the Proxy Statement online, access your proxy card and vote your shares.
View or download the Proxy Statement:
https://www.proxy-direct.com/aqu-30024
Vote Your Proxy
Online voting is convenient. You may vote your proxy by clicking on the link(s) provided below.
Fund: Hawaiian Tax-Free Trust
Control Number: 02499999001000
Security Code: 99999999
Click Here to Vote
You can also go to https://www.proxy-direct.com and enter your control numbers and security code exactly as they appear above. If multiple control numbers and security codes appear, you will need to vote each individually for your vote to be captured on all accounts.
Please cast your vote before the meeting date to ensure your instructions are received in time for the meeting.
Please note you may cancel or change your e-delivery options or change your e-mail address for your e-delivery enrollment profile at any time by going to: https://aquilafund.com/ and clicking on the "Account Login" link. Once logged in, scroll over the "Account Options" tab and click on "E-Delivery Option" to access your e-delivery enrollment options.
Thank you for consenting to receive your proxy materials over the Internet.

 Aquila Group of Funds